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                                   EXHIBIT 22
                         Subsidiaries of the Registrant

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                                   EXHIBIT 22

                             Haverfield Corporation
                         Subsidiaries of the Registrant
                              at December 31, 1996


Name of Banking Subsidiary      Jurisdiction of Incorporation   Percent of Ownership (1)
--------------------------      -----------------------------   ------------------------

Home Bank, F.S.B.               United States                   100%


Name of Nonbanking Subsidiary   Jurisdiction of Incorporation   Percent of Ownership
-----------------------------   -----------------------------   --------------------

Home Financial, Inc.            Ohio                            100% by Home Bank, F.S.B.

Ridgewood Financial Company     Ohio                            100% by Home Bank, F.S.B.

Home Community Development      Ohio                            100% by Home Bank, F.S.B.
  Corporation

(1)  Subsidiaries are owned by Haverfield Corporation unless otherwise noted.

